Calculation of Filing Fee Tables
S-8
Figma, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.00001 per share	Other	8,189,341	$ 70.75	$ 579,395,875.75	0.0001531	$ 88,705.51
Total Offering Amounts:						$ 579,395,875.75		$ 88,705.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 88,705.51
Offering Note
[1]	a. - Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A common stock. b. - Represents shares of Class A common stock issued or issuable under equity awards from the Registrant's Amended and Restated 2012 Equity Incentive Plan to certain employees, consultants and advisors of the Registrant. c. - Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of $70.75 per share, which is the average of the high and low prices of the Registrant's Class A Common Stock on August 26, 2025, as reported on the New York Stock Exchange. d. - The Registrant has no fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A